Exhibit 99.1
FLEETCOR Reports Second Quarter 2020 Financial Results

Atlanta, Ga., August 6, 2020 — FLEETCOR Technologies, Inc. (NYSE: FLT), a leading global provider of business payment solutions, today reported financial results for its second quarter of 2020.

“The COVID-19 pandemic had a significant impact on our results in the second quarter of 2020, but we are pleased with our ability to manage our operating expenses during the quarter to help cushion our profit decline. Other bright spots were that our client retention remained stable at 91%, credit losses finished on plan and we generated approximately $200 million of free cash flow in the quarter,” said Ron Clarke, chairman and chief executive officer, FLEETCOR Technologies, Inc.

“We believe the long term prospects for our essential services payments business remains sound, and we will continue to re-position our portfolio by creating bigger businesses with scale, and likely more adjacencies. We believe if we keep advancing our three priorities…our portfolio, our businesses, and our capabilities…that it will drive our long term 15%-20% profit growth targets,” concluded Clarke.

Financial Results for Second Quarter of 2020:
GAAP Results
•Total revenues decreased 19% to $525.1 million in the second quarter of 2020, compared to $647.1 million in the second quarter of 2019.
•Net income decreased 39% to $158.5 million in the second quarter of 2020, compared to $261.7 million in the second quarter of 2019.
•Net income per diluted share decreased 37% to $1.83 in the second quarter of 2020, compared to $2.90 per diluted share in the second quarter of 2019.
Non-GAAP Results1
•Adjusted net income1 decreased 23% to $197.4 million in the second quarter of 2020, compared to $256.7 million in the second quarter of 2019.
•Adjusted net income per diluted share1 decreased 20% to $2.28 in the second quarter of 2020, compared to $2.85 per diluted share in the second quarter of 2019.
“The second quarter of 2020 was significantly impacted by the COVID-19 pandemic related shut downs around the world. Volumes seem to have bottomed out early in the second quarter with most businesses volume starting to recover as the quarter progressed. The macro-economic environment during the quarter negatively impacted revenue by approximately $22 million versus the second quarter of 2019, driven mostly by unfavorable foreign exchange rates,” said Eric Dey, chief financial officer, FLEETCOR Technologies, Inc.”

2020 Outlook:

“We have continued to closely monitor the impact that the COVID-19 pandemic has had our on global businesses. As a result of the uncertain pace of recoveries across our markets, we have not reinstated our full-year 2020 outlook. We expect that the second half of the year volume will continue to improve as the economy improves. However, we expect second half revenues to recover more slowly than volume, because larger enterprise accounts with lower rates will recover faster than our SMB portfolio. We also expect that the macro will continue to be a drag on revenue due to lower expected fuel prices and foreign exchange rates compared with last year,” concluded Dey.

1Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibits 2-3 and 5, and segment information is provided in Exhibit 4.

Conference Call

The Company will host a conference call to discuss second quarter 2020 financial results today at 5:00 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Eric Dey, chief financial officer and Jim Eglseder, investor relations. The conference call can be accessed live via webcast from the Company's investor relations website at http://investor.fleetcor.com. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 9126928. The replay will be available until Thursday, August 13, 2020. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FLEETCOR's beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as "anticipate," "intend," "believe," "estimate," "plan," "seek," "project," "expect," "may," "will," "would," "could" or "should," the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to macro- economic conditions, including the effects of global, political, market, health and other conditions, including the impact of the coronavirus (COVID-19), expected growth opportunities and strategies, and estimated impact of these conditions on our operations and financial results, revenue and earnings guidance and assumptions underlying financial guidance. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as the impact of global, political, market, health, and other conditions, including the impact of the coronavirus (COVID-19); regulatory measures or voluntary actions, including social distancing, shelter-in-place, shutdowns of nonessential businesses and similar measures imposed or undertaken in an effort to combat the spread of the coronavirus (COVID-19); adverse outcomes with respect to current and future legal proceedings, including without limitation, the FTC lawsuit, or actions of governmental or quasi-governmental bodies or standards or industry organizations with respect to our payment cards; fuel price and spread volatility; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards or resulting from investigations; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new customer arrangements or acquisitions and the failure to successfully integrate or otherwise achieve anticipated benefits from such customer arrangements or acquired businesses; failure to successfully expand business internationally, including the potential impact to our business as a result of the United Kingdom’s referendum to leave the European Union, risks related to litigation; as well as the other risks and uncertainties identified under the caption "Risk Factors" in FLEETCOR's Annual Report on Form 10-K for the year ended December 31, 2019 and Form 10-Q for the quarter ended March 31, 2020. FLEETCOR believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FLEETCOR does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments except as specifically stated in this press release or to the extent required by law.

About Non-GAAP Financial Measures

Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts and intangible assets, amortization of the premium recognized on the purchase of receivables, and our proportionate share of amortization of intangible assets at our equity method investment, (c) integration and deal related costs, and (d) other non-recurring items, including unusual losses occurring due largely to COVID-19, the impact of discrete tax items, impairment charges, asset write-offs, restructuring costs, gains due to disposition of assets and a business, loss on extinguishment of debt, legal settlements, and the unauthorized access impact. We calculate adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted net income is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash stock based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also believe one-time non-recurring expenses, gains, losses, and impairment charges do not necessarily reflect how our investments and business are performing. Reconciliations of GAAP results to non-GAAP results are provided in the attached exhibit 1. A reconciliation of GAAP to non-GAAP product revenue organic growth calculation is provided in the attached exhibit 5.

Management uses adjusted net income:

•as measurement of operating performance because it assists us in comparing our operating performance on a consistent basis;
•for planning purposes, including the preparation of our internal annual operating budget;
•to allocate resources to enhance the financial performance of our business; and
•to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted net income and adjusted net income per diluted share are key measures used by the Company and investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FLEETCOR

FLEETCOR Technologies (NYSE: FLT) is a leading global provider of commercial payment solutions. The Company helps businesses of all sizes better control, simplify and secure payment of their fuel, toll, lodging and other general payables. With its proprietary payment acceptance networks, FLEETCOR provides affiliated merchants with incremental sales and loyalty. FLEETCOR serves businesses, partners and merchants in North America, Latin America, Europe, and Australasia. For more information, please visit www.FLEETCOR.com.

Contact
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@fleetcor.com

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues, net	$525,146	$647,094	$1,186,239	$1,268,919
Expenses:
Processing	121,290	120,458	354,993	249,572
Selling	42,374	51,856	98,233	101,117
General and administrative	86,739	106,784	192,849	199,568
Depreciation and amortization	62,162	70,908	126,638	138,353
Other operating, net	(230)	(229)	(268)	(1,184)
Operating income	212,811	297,317	413,794	581,493
Investment (gain) loss	(33,709)	—	(31,338)	15,660
Other expense (income), net	2,480	528	(6,886)	748
Interest expense, net	32,412	39,529	68,091	78,584
Total other expense	1,183	40,057	29,867	94,992
Income before income taxes	211,628	257,260	383,927	486,501
Provision for (benefit from) income taxes	53,140	(4,391)	78,379	52,743
Net income	$158,488	$261,651	$305,548	$433,758
Basic earnings per share	$1.89	$3.03	$3.62	$5.03
Diluted earnings per share	$1.83	$2.90	$3.50	$4.84
Weighted average shares outstanding:
Basic shares	83,895	86,360	84,399	86,159
Diluted shares	86,570	90,131	87,380	89,694

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	June 30, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$765,789	$1,271,494
Restricted cash	425,557	403,743
Accounts and other receivables (less allowance for credit losses of $88,364 at June 30, 2020 and $70,890 at December 31, 2019, respectively)	1,279,343	1,568,961
Securitized accounts receivable — restricted for securitization investors	654,000	970,973
Prepaid expenses and other current assets	339,380	403,400
Total current assets	3,464,069	4,618,571
Property and equipment, net	185,599	199,825
Goodwill	4,582,250	4,833,047
Other intangibles, net	2,121,304	2,341,882
Investments	61,773	30,440
Other assets	211,722	224,776
Total assets	$10,626,717	$12,248,541
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,096,303	$1,249,586
Accrued expenses	244,068	275,511
Customer deposits	887,601	1,007,631
Securitization facility	654,000	970,973
Current portion of notes payable and lines of credit	591,178	775,865
Other current liabilities	153,818	183,502
Total current liabilities	3,626,968	4,463,068
Notes payable and other obligations, less current portion	3,202,463	3,289,947
Deferred income taxes	501,231	519,980
Other noncurrent liabilities	329,621	263,930
Total noncurrent liabilities	4,033,315	4,073,857
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized; 125,650,513 shares issued and 84,049,888 shares outstanding at June 30, 2020; and 124,626,786 shares issued and 85,342,156 shares outstanding at December 31, 2019	126	124
Additional paid-in capital	2,690,966	2,494,721
Retained earnings	5,018,277	4,712,729
Accumulated other comprehensive loss	(1,581,975)	(972,465)
Less treasury stock, 41,600,625 shares at June 30, 2020 and 39,284,630 shares at December 31, 2019	(3,160,960)	(2,523,493)
Total stockholders’ equity	2,966,434	3,711,616
Total liabilities and stockholders’ equity	$10,626,717	$12,248,541

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2020	2019
Operating activities
Net income	$305,548	$433,758
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	31,607	30,640
Stock-based compensation	23,164	30,847
Provision for losses on accounts and other receivables	139,000	40,142
Amortization of deferred financing costs and discounts	2,886	2,428
Amortization of intangible assets and premium on receivables	95,031	107,713
Deferred income taxes	(8,730)	(64,883)
Investment (gain) loss	(31,338)	15,660
Other non-cash operating income	(268)	(1,579)
Changes in operating assets and liabilities (net of acquisitions/dispositions):
Accounts and other receivables	359,685	(418,806)
Prepaid expenses and other current assets	46,216	8,154
Other assets	828	(17,286)
Accounts payable, accrued expenses and customer deposits	(161,461)	383,233
Net cash provided by operating activities	802,168	550,021
Investing activities
Acquisitions, net of cash acquired	(492)	(250,926)
Purchases of property and equipment	(36,870)	(31,975)
Net cash used in investing activities	(37,362)	(282,901)
Financing activities
Proceeds from issuance of common stock	92,977	56,950
Repurchase of common stock	(557,361)	(4,024)
(Payments) borrowings on securitization facility, net	(316,973)	88,000
Deferred financing costs paid and debt discount	(974)	(352)
Principal payments on notes payable	(92,910)	(64,875)
Borrowings from revolver	573,500	765,709
Payments on revolver	(726,644)	(1,027,468)
(Payments) borrowings on swing line of credit, net	(3,879)	34,639
Other	(169)	(125)
Net cash used in financing activities	(1,032,433)	(151,546)
Effect of foreign currency exchange rates on cash	(216,264)	8,159
Net (decrease) increase in cash and cash equivalents and restricted cash	(483,891)	123,733
Cash and cash equivalents and restricted cash, beginning of period	1,675,237	1,364,893
Cash and cash equivalents and restricted cash, end of period	$1,191,346	$1,488,626
Supplemental cash flow information
Cash paid for interest	$68,454	$90,559
Cash paid for income taxes	$56,790	$100,396

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except shares and per share amounts)
(Unaudited)

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:*

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income	$158,488	$261,651	$305,548	$433,758

Stock based compensation	8,989	18,306	23,164	30,847
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	47,875	56,623	97,917	110,141
Investment (gain) loss	(33,709)	—	(31,338)	15,660
Integration and deal related costs[1]	5,902	—	9,267	—
Restructuring and related costs	4,727	—	4,727	—
Legal settlements/litigation	944	3,474	(5,037)	3,474
Write-off of customer receivable	—	—	90,058	—
Total pre-tax adjustments	34,727	78,403	188,758	160,122
Income tax impact of pre-tax adjustments at the effective tax rate[2]	(5,638)	(18,435)	(42,233)	(33,846)
Impact of discrete tax item[3]	9,848	(64,880)	9,848	(64,880)
Adjusted net income	$197,425	$256,739	$461,922	$495,154
Adjusted net income per diluted share	$2.28	$2.85	$5.29	$5.52
Diluted shares	86,570	90,131	87,380	89,694

[1] Beginning in the first quarter of 2020, the Company included integration and deal related costs in its definition to calculate adjusted net income and adjusted net income per diluted share. Prior period amounts were approximately $1.3 million and $2.8 million for the three and six months ended June 30, 2019, respectively, which we consider immaterial.

[2] Excludes the results of the Company's investment in the six months ended June 30, 2019, on our effective tax rate, as results from Masternaut investment are reported within the consolidated Statements of Income on a post-tax basis and no tax-over-book outside basis difference prior to disposition.

[3] Represents impact of a discrete tax reserve adjustment related to prior year tax positions in 2020 and tax reform in 2019.
*Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Product Category and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per transaction)
(Unaudited)

The following table presents revenue and revenue per key performance metric by product category.*
	As Reported				Pro Forma and Macro Adjusted[3]
	Three Months Ended June 30,				Three Months Ended June 30,
	2020	2019	Change	% Change	2020	2019	Change	% Change
FUEL
'- Revenues, net	$249.8	$295.1	$(45.3)	(15)%	$243.8	$291.3	$(47.5)	(16)%
'- Transactions	99.7	125.3	(25.6)	(20)%	99.7	124.5	(24.9)	(20)%
'- Revenues, net per transaction	$2.51	$2.36	$0.15	6%	$2.45	$2.34	$0.11	5%
CORPORATE PAYMENTS
'- Revenues, net[1]	$92.6	$112.2	$(19.7)	(18)%	$93.7	$112.2	$(18.6)	(17)%
'- Spend volume	13,671	20,244	$(6,573)	(32)%	13,670	20,244	$(6,574)	(32)%
'- Revenues, net per spend $	0.68%	0.55%	0.12%	22%	0.69%	0.55%	0.13%	24%
TOLLS
'- Revenues, net	$64.8	$86.2	$(21.4)	(25)%	$88.7	$86.2	$2.4	3%
'- Tags (average monthly)	5.3	5.0	0.3	5%	5.3	5.0	0.3	5%
'- Revenues, net per tag	$12.19	$17.08	$(4.89)	(29)%	$16.68	$17.08	$(0.40)	(2)%
LODGING
'- Revenues, net	$40.6	$50.2	$(9.6)	(19)%	$40.7	$64.9	$(24.2)	(37)%
'- Room nights	4.6	4.3	0.3	8%	4.6	6.8	(2.2)	(33)%
'- Revenues, net per room night	$8.82	$11.75	$(2.93)	(25)%	$8.83	$9.51	$(0.68)	(7)%
GIFT
'- Revenues, net	$26.5	$35.7	$(9.2)	(26)%	$26.5	$35.7	$(9.2)	(26)%
'- Transactions	188.2	284.1	(95.9)	(34)%	188.2	284.1	(95.9)	(34)%
'- Revenues, net per transaction	$0.14	$0.13	$0.02	12%	$0.14	$0.13	$0.02	12%
OTHER[2]
'- Revenues, net[1]	$50.8	$67.6	$(16.8)	(25)%	$53.7	$71.8	$(18.1)	(25)%
'- Transactions[1]	9.0	14.3	(5.3)	(37)%	9.0	14.3	(5.3)	(37)%
'- Revenues, net per transaction	$5.65	$4.73	$0.92	19%	$5.97	$5.02	$0.95	19%
FLEETCOR CONSOLIDATED REVENUES
'- Revenues, net	$525.1	$647.1	$(121.9)	(19)%	$547.1	$662.1	$(115.1)	(17)%

[1] Reflects certain reclassifications of revenue between product categories as the Company realigned its corporate payments business, resulting in reclassification of payroll paycard revenue from corporate payments to other.

[2] Other includes telematics, maintenance, food, transportation and payroll card related businesses.
[3] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by product and metrics, non-GAAP measures, to the GAAP equivalent.
*Columns may not calculate due to rounding.

 Exhibit 3
Revenues by Geography and Product
(In millions)
(Unaudited)

Revenue by Geography*	Three Months Ended June 30,				Six Months Ended June 30,
	2020	%	2019	%	2020	%	2019	%
US	$335	64%	$389	60%	$733	62%	$760	60%
Brazil	75	14%	104	16%	174	15%	209	16%
UK	49	9%	70	11%	123	10%	137	11%
Other	66	13%	85	13%	157	13%	163	13%
Consolidated Revenues, net	$525	100%	$647	100%	$1,186	100%	$1,269	100%
*Columns may not calculate due to rounding.

Revenue by Product Category*[1]	Three Months Ended June 30,				Six Months Ended June 30,
	2020	%	2019	%	2020	%	2019	%
Fuel	$250	47%	$295	46%	$542	46%	$578	46%
Corporate Payments	93	18%	112	17%	212	18%	209	16%
Tolls	65	12%	86	13%	148	12%	175	14%
Lodging	41	8%	50	8%	98	8%	92	7%
Gift	27	5%	36	6%	69	6%	84	7%
Other	51	10%	68	10%	118	10%	131	10%
Consolidated Revenues, net	$525	100%	$647	100%	$1,186	100%	$1,269	100%
*Columns may not calculate due to rounding.

[1] Reflects certain reclassifications of revenue between product categories as the Company realigned its corporate payments business, resulting in reclassification of payroll paycard revenue from corporate payments to other.

Exhibit 4
Segment Results
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019[1]	2020	2019[1]
Revenues, net:
North America	$357,430	$417,941	$792,122	$814,840
Brazil	75,148	103,581	174,126	209,280
International	92,568	125,572	219,991	244,799
	$525,146	$647,094	$1,186,239	$1,268,919
Operating income:
North America	$133,151	$184,293	$218,891	$356,672
Brazil	29,420	42,261	68,862	84,415
International	50,240	70,763	126,041	140,406
	$212,811	$297,317	$413,794	$581,493
Depreciation and amortization:
North America	$38,548	$41,875	$76,524	$80,167
Brazil	12,169	16,296	26,758	33,090
International	11,445	12,737	23,356	25,096
	$62,162	$70,908	$126,638	$138,353
Capital expenditures:
North America	$12,279	$11,306	$23,543	$19,683
Brazil	3,477	3,823	6,808	7,977
International	2,857	2,341	6,519	4,315
	$18,613	$17,470	$36,870	$31,975

[1]The Company has historically had two reportable segments, North America and International. In the first quarter of 2020, in order to better align with changes in business models and management reporting, the Company has broken out Brazil as a third segment, which was previously reported in the International segment. The presentation of segment information has been recast for the prior quarters to align with segment presentation in 2020.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metric by Product to GAAP
(In millions)
(Unaudited)

	Revenues, net		Key Performance Metric
	Three Months Ended June 30,		Three Months Ended June 30,
	2020*	2019*	2020*	2019*
FUEL - TRANSACTIONS
Pro forma and macro adjusted	$243.8	$291.3	99.7	124.5
Impact of acquisitions/dispositions	—	3.8	—	0.7
Impact of fuel prices/spread	13.1	—	—	—
Impact of foreign exchange rates	(7.2)	—	—	—
As reported	$249.8	$295.1	99.7	125.3
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	$93.7	$112.2	13,670	20,244
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	(0.2)	—	—	—
Impact of foreign exchange rates	(0.9)	—	1	—
As reported	$92.6	$112.2	13,671	20,244
TOLLS - TAGS
Pro forma and macro adjusted	$88.7	$86.2	5.3	5.0
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(23.9)	—	—	—
As reported	$64.8	$86.2	5.3	5.0
LODGING - ROOM NIGHTS
Pro forma and macro adjusted	$40.7	$64.9	4.6	6.8
Impact of acquisitions/dispositions	—	(14.6)	—	(2.5)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$40.6	$50.2	4.6	4.3
GIFT - TRANSACTIONS
Pro forma and macro adjusted	$26.5	$35.7	188.2	284.1
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$26.5	$35.7	188.2	284.1
OTHER[1] - TRANSACTIONS
Pro forma and macro adjusted	$53.7	$71.8	9.0	14.3
Impact of acquisitions/dispositions	—	(4.2)	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(2.9)	—	—	—
As reported	$50.8	$67.6	9.0	14.3

FLEETCOR CONSOLIDATED REVENUES
Pro forma and macro adjusted	$547.1	$662.1	Intentionally Left Blank
Impact of acquisitions/dispositions	—	(15.0)
Impact of fuel prices/spread	12.9	—
Impact of foreign exchange rates	(34.9)	—
As reported	$525.1	$647.1

* Columns may not calculate due to rounding.
[1]Other includes telematics, maintenance, food, transportation and payroll card related businesses.